CHC GROUP REPORTS FISCAL-2015 FIRST-QUARTER FINANCIAL RESULTS

•	Company Posts 11-Percent Revenue Growth; Adjusted EBITDAR Up 1 Percent

Sept. 8, 2014 - Vancouver, British Columbia, Canada - Revenue was up solidly and adjusted EBITDAR also increased in the fiscal-2015 first quarter for CHC Group Ltd. (NYSE: HELI), the parent company of CHC Helicopter.

CHC’s revenue for the quarter, which ended July 31, was $461 million, up 11 percent year-over-year. The company reported a net loss of $34 million. Adjusted EBITDAR (earnings before interest, taxes, depreciation, amortization and aircraft rental costs), excluding special items1, was $112 million, up 1 percent.

(Periods ended July 31; US$ in millions, except margin, shares, EPS data)	Quarter
	FY14	FY15	% Change
As reported:
Revenue	$415	$461	11%
Operating revenue[2]	373	421	13%
Operating income	16	8	(50)%
Net earnings (loss)	(36)	(34)	4%
Controlling interest	(38)	(42)	(10)%
Non-controlling interest	3	8	194%
Net loss per ordinary share[3]	$(0.82)	$(0.52)	37%
Weighted average number of ordinary stock outstanding - basic and diluted	46,519,484	80,530,687	73%
Adjusted[4]:
EBITDAR excluding special items[5]	111	112	1%
Margin[6]	30%	27%	-330bps
Net loss[7]	(32)	(37)	-16%
Net loss per ordinary share[8]	$(0.41)	$(0.46)	-12%
Share count[9]	77,519,484	80,530,687	—

1.	All references to EBITDAR in this release represent “adjusted EBITDAR excluding special items.”

2.	Operating revenue is total revenue less reimbursable revenue which is costs reimbursed from customers.

3.	Net loss per ordinary share is calculated by net loss attributable to controlling interest divided by weighted average number of ordinary stock outstanding - basic and diluted.

4.	See a description of non-GAAP calculations and reconciliation to comparable GAAP measures on Pages 9, 10, 11, 12 and 13.

5.
For the first quarter of fiscal 2015, the impact of items related to corporate transaction cost was excluded from adjusted EBITDAR. See a description of non-GAAP calculations and reconciliation to comparable GAAP measures on Pages 9, 10, 11, 12 and 13.

6.	Adjusted EBITDAR margin is calculated as a percentage of operating revenue. All references to EBITDAR in this release represent “adjusted EBITDAR excluding special items.”

7.
Net loss, which excludes corporate transaction costs, asset dispositions, asset impairments, the revaluation of our derivatives and foreign-exchange, and net income or loss attributable to non-controlling interests and debt extinguishment.

8.	Net loss per share is calculated by dividing adjusted net loss by adjusted share count.

9.	Adjusted share count is the number of ordinary shares outstanding at the IPO date for the prior year quarter and the weighted average for the current year quarter.

The company’s first-quarter results reflect an internal realignment and the associated change in how CHC records intercompany revenue and costs for services performed by Heli-One, its helicopter maintenance, repair and overhaul (MRO) segment, on aircraft operated by the Helicopter Services segment. The change does not affect CHC’s consolidated results, but alters segment results to provide even better visibility, accountability and decision-making across both business units.

Higher adjusted EBITDAR was partly attributable to new, more favorable contracts for both CHC’s flying and MRO segments. Growth in EBITDAR was moderated by an incremental $3.5 million in expense for stock-based compensation, a cost that was not incurred in the year-ago quarter, when the company was still privately held.

As previously announced, during the quarter CHC repurchased $65 million of its senior secured notes.

William Amelio, CHC president and chief executive officer:
“The first quarter was a solid step toward achieving the superior, long-term financial performance that we expect for CHC. Expected long-term industry demand, especially for flying services to deepwater and ultra-deepwater locations, remains attractive, and we are positioning CHC to profitably meet the transportation needs of our customers.”

“The skills and accomplishments of our people, and CHC’s role in helping to lead the industry to higher levels of safety, are unmistakable. Customers and others recognize our high and increasing reliability and best-in-class aircraft availability.”

Joan Hooper, CHC chief financial officer:
“Our first-quarter results were in line with our expectations and we are pleased with our progress toward meeting the full-year targets we communicated in August. Every action we are taking is guided by our fundamental commitment to safety and our financial priorities: strengthening our balance sheet, expanding EBITDAR dollars and margin, and growing with discipline.”

BUSINESS SEGMENTS
HELICOPTER SERVICES (flying):

•
Quarterly revenue from Helicopter Services, which accounts for about 90 percent of company sales, was $424 million, up 9 percent. Increased flying revenue was attributable, in part, to new customer contracts, including greater demand for search-and-rescue services, in the West North Sea region.

•
In July, Shell Australia launched a dedicated SAR helicopter service, operated by CHC, to support Shell’s offshore Prelude Floating LNG Project in Western Australia. The service, which is the first of its kind in the country, comprises highly trained pilots, paramedics, engineers and other crewmen. They operate a specially equipped EC225 helicopter - with a range of 300 nautical miles - based in Broome.

HELI-ONE (MRO):

•	Heli-One external revenue increased 34 percent, to $37 million. Revenue growth was driven by increased modification and completion projects in the segment’s airframe shop.

•
One area of emphasis for the MRO business is Asia, a region where Heli-One was selected for new business by customers in Japan and Malaysia. The five-year agreement with Sazma Aviation of Malaysia is to provide tip-to-tail, power-by-the-hour support for a Sikorsky S-76C++ helicopter.

GUIDANCE
Due to legal and regulatory restrictions in connection with previous announcements, the company is not in a position to update our prior guidance.

ABOUT CHC
CHC Helicopter is a leader in enabling customers to go further, do more and come home safely, including oil and gas companies, government search-and-rescue agencies and organizations requiring helicopter maintenance, repair and overhaul services through the Heli-One segment. The company operates about 230 aircraft in approximately 30 countries around the world.

#####

Additional Information and Where to Find It
In connection with the transactions contemplated by definitive agreements with affiliates of Clayton, Dubilier & Rice Fund IX, L.P., or CD&R, the Company plans to file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE COMMISSION WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement will be mailed or otherwise made available to shareholders of the Company. Investors and security holders may obtain a free copy of the proxy statement, when it becomes available, and other documents filed by the Company with the Commission at the Commission's website at http://www.sec.gov or at the Company’s website at http://www.chc.ca. Free copies of the proxy statement, when it becomes available, and the Company's other filings with the Commission may also be obtained from the Company by directing a written request to CHC Group Ltd. at 190 Elgin Avenue, George Town, Grand Cayman, KY1-9005, Cayman Islands, Attention: Investor Relations or by contacting the same at +1 (914) 485-1150.

The convertible preferred shares offered to the purchaser in the private placement will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Participants in the Solicitation
The Company and its directors, executive officers and certain other members of its management and employees may be deemed to be soliciting proxies from the Company's shareholders in favor of the transactions contemplated by the definitive agreements and the attached materials. Information regarding the Company's directors and executive officers is available in the Company's proxy statement for its 2014 annual general meeting of shareholders, which was filed with the Commission on July 30, 2014. Additional information regarding the interests of such potential participants will be included in the proxy statement to be filed in connection with these transactions and the other relevant documents filed with the Commission when they become available.

Cautionary Note on Forward-Looking Statements
This press release contains forward-looking statements and information within the meaning of certain securities laws, including the “safe harbor” provision of the United States Private Securities Litigation Reform Act of 1995, the United States Securities Act of 1933, as amended, the United States Securities Exchange Act of 1934, as amended and other applicable securities legislation. All statements, other than statements of historical fact included in this press release regarding the benefits of the transactions, as well as, our strategy, future operations, projections, conclusions, forecasts and other statements are “forward-looking statements”. While these forward-looking statements represent our best current judgment, actual results could differ materially from the conclusions, forecasts or projections contained in the forward-looking statements. Certain material factors or assumptions were applied in drawing a conclusion or making a forecast or projection in the forward-looking information contained herein. Such factors include: our ability to obtain the approval of previously announced transaction by our shareholders; the ability to obtain governmental approvals of the transaction or to satisfy other conditions to the transaction on the proposed terms and timeframe; the possibility that the transaction does not close when expected or at all, or that CHC may be required to modify aspects of the transaction to achieve regulatory approval; the ability to realize the expected reduction of debt and interest expense from the transaction in the amounts or in the timeframe anticipated, as well as, competition in the markets we serve, our ability to secure and maintain long-term support contracts, our ability to maintain standards of acceptable safety performance, political, economic, and regulatory uncertainty, problems with our non-wholly owned entities, including potential conflicts with the other owners of such entities, exposure to credit risks, our ability to continue funding our working capital requirements, risks inherent in the operation of helicopters, unanticipated costs or cost increases associated with our business operations, exchange rate fluctuations, trade industry exposure, inflation, ability to continue maintaining government issued licenses, necessary aircraft or insurance, loss of key personnel, work stoppages due to labor disputes, and future material acquisitions or dispositions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. The Company disclaims any intentions or obligations to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to our annual report on Form 10-K and quarterly reports on Form 10-Q, and our other filings, in particular any discussion of risk factors or forward-looking statements, which are filed with the SEC and available free of charge at the SEC’s website (www.sec.gov), for a full discussion of the risks and other factors that may impact any estimates or forward-looking statements made herein.

Contact Information
INVESTORS
Lynn Antipas Tyson
Vice President, Investor Relations
+1.914.485.1150
lynn.tyson@chc.ca

MEDIA
T.R. Reid
Vice President, Global Communications
+1.512.869.9094
t.r.reid@chc.ca

5

Consolidated Statements of Operations
(Expressed in thousands of United States dollars)
(Unaudited)

	Three months ended
	July 31, 2013	July 31, 2014
Operating revenue	$373,059	$421,074
Reimbursable revenue	41,872	39,574
Revenue	414,931	460,648
Operating expenses:
Direct costs	(343,106)	(394,547)
Earnings from equity accounted investees	2,391	2,677
General and administration costs	(18,116)	(21,662)
Depreciation	(32,057)	(33,725)
Asset impairments	(7,324)	(275)
Loss on disposal of assets	(1,122)	(5,259)
	(399,334)	(452,791)
Operating income	15,597	7,857
Interest on long-term debt	(38,708)	(34,872)
Foreign exchange gain (loss)	(13,087)	4,908
Other financing income (charges)	5,823	(4,325)
Loss before income tax	(30,375)	(26,432)
Income tax expense	(5,308)	(7,887)
Net loss	$(35,683)	$(34,319)
Net earnings (loss) attributable to:
Controlling interest	$(38,331)	$(42,100)
Non-controlling interests	2,648	7,781
Net loss	$(35,683)	$(34,319)

Net loss per ordinary share attributable to controlling interest - basic and diluted:
Net loss per ordinary share(1)	$(0.82)	$(0.52)
Weighted average number of shares outstanding - basic and diluted:	46,519,484	80,530,687

(1) Net loss per ordinary share is calculated by net loss attributable to controlling interest divided by weighted average number of ordinary stock outstanding - basic and diluted.

Consolidated Balance Sheets
(Expressed in thousands of United States dollars)
(Unaudited)

	April 30, 2014	July 31, 2014
Assets
Current assets:
Cash and cash equivalents	$302,522	$119,928
Receivables, net of allowance for doubtful accounts of $2.3 million and $2.8 million, respectively	292,339	292,109
Income taxes receivable	28,172	30,559
Deferred income tax assets	60	128
Inventories	130,891	133,611
Prepaid expenses	27,683	29,953
Other assets	49,209	48,444
	830,876	654,732
Property and equipment, net	1,050,759	1,062,975
Investments	31,351	33,202
Intangible assets	177,863	175,984
Goodwill	432,376	426,410
Restricted cash	31,566	29,462
Other assets	519,306	518,944
Deferred income tax assets	3,381	2,925
Assets held for sale	26,849	28,866
	$3,104,327	$2,933,500
Liabilities and Shareholders' Equity
Current liabilities:
Payables and accruals	$355,341	$341,197
Deferred revenue	30,436	38,988
Income taxes payable	41,975	43,690
Deferred income tax liabilities	98	157
Current facility secured by accounts receivable	62,596	51,749
Other liabilities	55,170	54,507
Current portion of long-term debt obligations	4,107	3,654
	549,723	533,942
Long-term debt obligations	1,546,155	1,480,604
Deferred revenue	81,485	79,863
Other liabilities	287,385	273,889
Deferred income tax liabilities	10,665	11,009
Total liabilities	2,475,413	2,379,307
Redeemable non-controlling interests	(22,578)	(15,216)
Capital stock: Par value $0.0001:
Authorized: 2,000,000,000; Issued: 80,519,484 and 80,597,912	8	8
Additional paid-in capital	2,039,371	2,042,602
Deficit	(1,265,103)	(1,307,203)
Accumulated other comprehensive loss	(122,784)	(165,998)
	651,492	569,409
	$3,104,327	$2,933,500

Consolidated Statements of Cash Flows
(Expressed in thousands of United States dollars)
(Unaudited)

	Three months ended
	July 31, 2013	July 31, 2014
Cash provided by (used in):
Operating activities:
Net loss	$(35,683)	$(34,319)
Adjustments to reconcile net loss to cash flows provided by (used) in operating activities:
Depreciation	32,057	33,725
Loss on disposal of assets	1,122	5,259
Asset impairments	7,324	275
Earnings from equity accounted investees less dividends received	(2,391)	(2,174)
Deferred income taxes	1,613	1,065
Non-cash stock-based compensation expense	117	3,231
Amortization of lease related fixed interest rate obligations	(547)	(91)
Amortization of long-term debt and lease deferred financing costs and debt extinguishment	2,595	10,017
Non-cash accrued interest income on funded residual value guarantees	(1,712)	(1,348)
Mark to market gain on derivative instruments	(14,764)	(8,408)
Non-cash defined benefit pension expense (income)	98	(207)
Defined benefit contributions and benefits paid	(17,686)	(17,127)
Increase to deferred lease financing costs	(1,724)	(1,278)
Unrealized loss (gain) on foreign currency exchange translation	8,937	(5,990)
Other	3,044	1,215
Decrease in cash resulting from changes in operating assets and liabilities	(26,671)	(15,090)
Cash used in operating activities	(44,271)	(31,245)
Financing activities:
Sold interest in accounts receivable, net of collections	(6,446)	(9,146)
Proceeds from issuance of senior unsecured notes	300,000	—
Long-term debt proceeds	100,000	70,000
Long-term debt repayments	(225,948)	(71,371)
Redemption of senior secured notes	—	(70,620)
Increase in deferred financing costs	(5,902)	—
Related party loans	(25,148)	—
Cash provided by (used in) financing activities	136,556	(81,137)
Investing activities:
Property and equipment additions	(104,385)	(125,879)
Proceeds from disposal of property and equipment	46,163	69,198
Aircraft deposits net of lease inception refunds	(27,947)	(14,780)
Restricted cash	(4,852)	1,605
Cash used in investing activities	(91,021)	(69,856)
Effect of exchange rate changes on cash and cash equivalents	(10,410)	(356)
Change in cash and cash equivalents during the period	(9,146)	(182,594)
Cash and cash equivalents, beginning of period	123,801	302,522
Cash and cash equivalents, end of period	$114,655	$119,928

Segment Performance
(Expressed in thousands of United States dollars)
(Unaudited)
Segment Third-party Revenue

	Three months ended
	July 31, 2013	July 31, 2014
Helicopter Services operating revenue	$345,430	$384,137
Reimbursable revenue	41,872	39,574
Helicopter Services total external revenue	387,302	423,711
Heli-One external revenue	27,629	36,937
Consolidated external revenue	$414,931	$460,648

EBITDAR Summary

	Three months ended
	July 31, 2013	July 31, 2014
Helicopter Services	$126,067	$126,801
Heli-One	4,196	5,276
Corporate	(18,116)	(21,662)
Eliminations	(768)	(19)
Adjusted EBITDAR(1)	$111,379	$110,396

(1) See a description of non-GAAP calculations and reconciliation to comparable GAAP measures below.

Non-GAAP Financial Measures:

This press release includes non-GAAP financial measures, including: adjusted net earnings (loss); earnings before interest, taxes, depreciation, amortization and aircraft lease rent and associated costs (“Adjusted EBITDAR”) referred to above as EBITDAR; adjusted net loss per ordinary share, which is calculated by dividing adjusted net loss by the number of ordinary shares outstanding at our IPO date for the prior year quarter, and the weighted average for the current quarter; free cash flow, which is calculated as net cash provided by operating activities less capital expenditures, that are not required by, or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Adjusted EBITDAR also excludes special items related to corporate transaction costs. These non-GAAP measures are not performance measures under GAAP and should not be considered as alternatives to net earnings (loss) or any other performance or liquidity measures derived in accordance with GAAP. In addition, these measures may not be comparable to similarly titled measures of other companies. CHC has provided a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure below and above. CHC has chosen to include adjusted net earnings (loss) as we consider this to be a useful measure of our results before asset impairments, gain or loss on the disposal of assets and foreign exchange gains or losses. We have chosen to include Adjusted EBITDAR and Adjusted EBITDAR excluding special items, as we consider these to be significant indicators of our financial performance and we use these measures to assist us in allocating available capital resources. CHC has provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure below and has presented a detailed discussion of its reasons for including non-GAAP financial measures and the limitations associated with those measures as part of the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K. CHC encourages investors to review the reconciliation and the non-GAAP discussion in conjunction with our presentation of these non-GAAP financial measures.

EBITDAR - Non-GAAP Reconciliation
(Expressed in thousands of United States dollars)
(Unaudited)

	Three months ended
	July 31, 2013	July 31, 2014
Helicopter Services	$126,067	$126,801
Heli-One	4,196	5,276
Corporate	(18,116)	(21,662)
Eliminations	(768)	(19)
Adjusted EBITDAR	111,379	110,396
Helicopter lease and associated costs	(55,279)	(63,280)
Depreciation	(32,057)	(33,725)
Asset impairments	(7,324)	(275)
Loss on disposal of assets	(1,122)	(5,259)
Operating income	15,597	7,857
Interest on long-term debt	(38,708)	(34,872)
Foreign exchange gain (loss)	(13,087)	4,908
Other financing charges	5,823	(4,325)
Loss before income tax	(30,375)	(26,432)
Income tax expense	(5,308)	(7,887)
Net loss	$(35,683)	$(34,319)
Net earnings (loss) attributable to:
Controlling interest	$(38,331)	$(42,100)
Non-controlling interests	2,648	7,781
Net loss	$(35,683)	$(34,319)

EBITDAR - Non-GAAP Reconciliation - Prior Period Segment Results
(Expressed in thousands of United States dollars)
(Unaudited)

	Year ended	Three months ended				Year ended
Revenue:	April 30, 2013	July 31, 2013	October 31, 2013	January 31, 2014	April 30, 2014	April 30, 2014
Helicopter Services:
Operating revenue	$1,437,865	$345,430	$367,908	$375,343	$364,358	$1,453,039
Reimbursable revenue	165,538	41,872	40,155	41,853	40,789	164,669
Helicopter Services total revenue	1,603,403	387,302	408,063	417,196	405,147	1,617,708
Heli-One:
External revenue	140,444	27,629	35,309	36,698	47,635	147,271
Internal revenue	133,667	37,211	43,329	33,370	45,996	159,906
Heli-One total revenue	274,111	64,840	78,638	70,068	93,631	307,177
Eliminations	(133,667)	(37,211)	(43,329)	(33,370)	(45,996)	(159,906)
Consolidated external revenue	1,743,847	414,931	443,372	453,894	452,782	1,764,979
Adjusted EBITDAR:
Helicopter Services	546,827	126,067	120,495	127,785	139,644	513,991
Heli-One	14,524	4,196	8,402	6,385	10,235	29,218
Corporate	(74,113)	(18,116)	(20,541)	(39,182)	(17,248)	(95,087)
Eliminations	(2,887)	(768)	(626)	(1)	(1,739)	(3,134)
Adjusted EBITDAR	484,351	111,379	107,730	94,987	130,892	444,988
Helicopter lease and associated costs	(201,736)	(55,279)	(55,166)	(56,216)	(61,232)	(227,893)
Depreciation	(131,926)	(32,057)	(38,694)	(35,407)	(38,415)	(144,573)
Restructuring costs	(10,976)	—	—	—	—	—
Asset impairments	(29,981)	(7,324)	(15,690)	58	(2,977)	(25,933)
Gain (loss) on disposal of assets	(15,483)	(1,122)	(3,299)	2,478	(4,688)	(6,631)
Operating income (loss)	94,249	15,597	(5,119)	5,900	23,580	39,958
Interest on long-term debt	(127,199)	(38,708)	(39,146)	(39,782)	(35,586)	(153,222)
Foreign exchange gain (loss)	(11,383)	(13,087)	184	(11,573)	18,448	(6,028)
Other financing income (charges)	(18,729)	5,823	(1,708)	(5,730)	(21,638)	(23,253)
Loss before income tax	(63,062)	(30,375)	(45,789)	(51,185)	(15,196)	(142,545)
Income tax expense	(54,452)	(5,308)	(5,492)	(6,689)	(10,885)	(28,374)
Loss from continuing operations	(117,514)	(35,683)	(51,281)	(57,874)	(26,081)	(170,919)
Earnings from discontinued operations, net of tax	1,025	—	—	—	—	—
Net loss	$(116,489)	$(35,683)	$(51,281)	$(57,874)	$(26,081)	$(170,919)

EBITDAR excluding special items - Non-GAAP Reconciliation
(Expressed in thousands of United States dollars)
(Unaudited)

	Three months ended
	July 31, 2013	July 31, 2014
Adjusted EBITDAR	$111,379	$110,396
Corporate transaction costs[1]	—	1,701
Adjusted EBITDAR excluding special items	$111,379	$112,097

Adjusted Net Loss - Non-GAAP Reconciliation
(Expressed in thousands of United States dollars)
(Unaudited)

	Three months ended
	July 31, 2013	July 31, 2014
Net loss attributable to controlling interest	$(38,331)	$(42,100)
Corporate transaction costs[1]	—	1,701
Asset impairments	7,324	275
Loss on disposal of assets	1,122	5,259
Foreign exchange loss (gain)	13,087	(4,908)
Loss on debt extinguishment[2]	—	7,444
Unrealized gain on derivatives	(14,764)	(4,343)
Adjusted net loss	$(31,562)	$(36,672)

(1) Corporate transaction costs include costs related to senior executive turnover, potential financing and other transactions.
(2) Loss on extinguishment incurred on the redemption of $65.0 million of our senior secured notes at premiums ranging from 8.00% to 9.13% of the principal.

Reconciliation of Adjusted EBITDAR excluding special items to Adjusted Net Loss
(Expressed in thousands of United States dollars, except share and per share amounts)
(Unaudited)

	Three months ended
	July 31, 2013	July 31, 2014
Adjusted EBITDAR excluding special items	$111,379	$112,097
Helicopter lease and associated costs	(55,279)	(63,280)
Depreciation	(32,057)	(33,725)
Loss on debt extinguishment	—	7,444
Unrealized gain on derivatives	(14,764)	(4,343)
Interest on long-term debt	(38,708)	(34,872)
Other financing charges	5,823	(4,325)
Income tax expense	(5,308)	(7,887)
Earnings attributable to non-controlling interests	(2,648)	(7,781)
Adjusted net loss	$(31,562)	$(36,672)
Adjusted share count	77,519,484	80,530,687